Exhibit 21.1

EDGEWELL PERSONAL CARE COMPANY
List of Subsidiaries

Subsidiary Name	Jurisdiction of Incorporation	Percentage of Control
American Safety Razor Australia Pty. Limited	Australia	100%
Edgewell Personal Care Australia Pty. Ltd.	Australia	100%
Energizer Group Austria Handels GmbH	Austria	100%
Energizer Sales Limited	Barbados	100%
Personna International Limited	Barbados	100%
Smile-Tote, Inc.	California	100%
Edgewell Personal Care Canada ULC	British Columbia (Canada)	100%
Schick Cayman Islands Ltd.	Cayman Islands	100%
Edgewell Personal Care Chile SpA	Chile	100%
Schick (Guangzhou) Company Limited	China	100%
Edgewell Personal Care Colombia S.A.S.	Colombia	100%
Personna International CZ s.r.o.	Czech Republic	100%
Energizer ASR, LLC	Delaware	100%
Edgewell Personal Care Middle East, Inc.	Delaware	100%
Edgewell Personal Care Brands, LLC	Delaware	100%
Edgewell Personal Care, LLC	Delaware	100%
Energizer Group, Inc.	Delaware	100%
Edgewell Personal Care Taiwan Ltd.	Delaware	100%
Lafourche, LLC	Delaware	100%
Playtex Products, LLC	Delaware	100%
Playtex Manufacturing, Inc.	Delaware	100%
Playtex Investment Corporation	Delaware	100%
Playtex Marketing Corporation	Delaware	50%
Schick Manufacturing, Inc.	Delaware	100%
Sun Pharmaceuticals, LLC	Delaware	100%
Tanning Research Laboratories, LLC	Delaware	100%
TH Marketing Corp.	Delaware	100%
Hawaiian Tropic Europe, Inc.	Florida	100%
Edgewell Personal Care France SAS	France	100%
Energizer Finanzierungs GbR	Germany	100% (Partnership)
Wilkinson Sword GmbH	Germany	100%
Energizer Hong Kong Limited	Hong Kong	100%
Schick Asia Limited	Hong Kong	100%
Personna International Israel Ltd.	Israel	100%
Edgewell Personal Care Italy S.p.A.	Italy	100%
Schick Japan Kabushiki Kaisha	Japan	100%
Edgewell Personal Care Mexico S.A. de C.V.	Mexico	100%

Personna International de Mexico, S.A. de C.V.	Mexico	100%
Edgewell Personal Care Netherlands B.V.	Netherlands	100%
Energizer Group Holland, B.V.	Netherlands	100%
Tropria Holding, B.V.	Netherlands	100%
Edgewell Personal Care New Zealand ULC	New Zealand	100%
Carewell Industries, Inc.	New York	100%
Schick & Energizer Peru S.A.	Peru	100%
Edgewell Personal Care Poland sp.zo.o.	Poland	100%
Energizer Group Portugal Unipessoal, Lda.	Portugal	100%
Energizer Puerto Rico, Inc.	Puerto Rico	100%
Edgewell Personal Care Spain, S.L.	Spain	100%
Energizer Holdings UK Company Ltd.	United Kingdom	100%
Energizer Investments UK Ltd.	United Kingdom	100%
Wilkinson Sword Limited	United Kingdom	100%
Edgewell Personal Care UK Limited	United Kingdom	100%
Personna International UK Limited	United Kingdom	100%
Energizer Group Venezuela, C.A.	Venezuela	100%
Importadora Schick, C.A.	Venezuela	100%
Schick de Venezuela, C.A.	Venezuela	100%
Schick Materia Prima, C.A.	Venezuela	100%